Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-197114) of First Bancorp of our report dated June 28, 2024, relating to the financial statement of First Bancorp Employees’ 401(k) Savings Plan which appears in this Form 11-K as of December 31, 2023.

/s/ BDO USA, P.C.

Raleigh, North Carolina

June 27, 2025